Exhibit 99.1
Certara Reports Second Quarter 2026 Financial Results

Appoints Julien Perrier Chief Commercial Officer
Completes previously authorized $100 million share repurchase program; Board authorizes additional $50 million under repurchase program
Reaffirms 2026 revenue guidance
RADNOR, PA — August 4, 2026 -- Certara, Inc. (Nasdaq: CERT), a global leader in model-informed drug development, today reported its second quarter 2026 financial results.
Second Quarter Highlights from Continuing Operations:
Financial results of the Regulatory and Medical Writing business are reported as discontinued operations. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted.
•Revenue was $93.3 million, compared to $92.4 million in the second quarter of 2025, representing growth of 1%.
•Software revenue was $48.8 million, compared to $46.7 million in the second quarter of 2025, representing growth of 4%.
•Services revenue was $44.5 million, compared to $45.7 million in the second quarter of 2025, representing a decrease of 3%.
•Net loss was $6.1 million, compared to a net income of $1.5 million in the second quarter of 2025.
•The change primarily reflects the absence of a $5.7 million favorable contingent consideration adjustment recorded in the prior-year period, a $2.9 million unfavorable swing in currency expense, and a $2.2 million increase in reorganization costs, partially offset by lower income tax expense.
•Adjusted EBITDA was $26.2 million, compared to $27.0 million in the second quarter of 2025, representing a decrease of 3%.

“This second quarter was about continuing to execute on our commitments. Overall, we are pleased with our ongoing progress transforming Certara into a company we believe can deliver sustainable double-digit growth,” said Jon Resnick, Chief Executive Officer. “We completed the divestiture of our Regulatory and Medical Writing business, implemented our two new business units, and taken necessary actions to strengthen our leadership team and our commercial model. Our focus in the second half of the year is customer impact and speed of execution.”
“Our second quarter results were in line with our expectations, and we remain focused on executing against our full-year plan,” said Faiz Mohammed, Interim Chief Financial Officer. “We continue to expect full-year revenue growth of 0% to 4% on a comparable continuing operations basis, supported by continued strength in software and improving services performance as we move through the second half of the year.”
Second Quarter 2026 and Recent Corporate Updates
•In May, Certara closed the divestiture of its global medical writing and related regulatory services business (“the Regulatory and Medical Writing business”) and announced the reorganization of its company around two business units, Model Informed Discovery and Drug Development (MID3) and Accelerated Clinical Evidence (ACE).
•In parallel with the reorganization, during the second quarter, Certara executed a reduction in force, focusing predominantly on overhead, impacting approximately 5% of its global employee base. This action, combined with other steps towards operational excellence, is expected to result in a run-rate savings of approximately $13 million. These reductions allow the Company to accelerate innovation and growth and streamline the Company’s cost base, including stranded costs from the divestiture.
•Certara has appointed Julien Perrier Chief Commercial Officer, effective August 1, 2026. Mr. Perrier brings nearly two decades of international commercial leadership in the life sciences. Most recently, he served as Chief Executive Officer of Ziwig, where he led the commercial development of the AI-powered diagnostic EndoTest. Prior to Ziwig, Mr. Perrier served as a Vice President at IQVIA, Head of the Immunology division, France at AbbVie, and Head of Office Specialty Care Division at Sanofi. As part of Certara’s move to align sales and marketing under a unified commercial leadership model in support of the business units, Mr. Perrier will focus on deepening customer engagement, sharpening go-to-market execution, and ensuring Certara’s products and services deliver clear, demonstrable value to customers worldwide.

•Certara has appointed Eric Jahn as Chief Information Officer. Mr. Jahn previously served as Senior Vice President, IT. He joined Certara in 2022 and has helped scale the business globally by partnering with all functions as a strategic business partner. Prior to Certara, Mr. Jahn served as Vice President, IT Infrastructure at TIBCO Software and spent seven years at Rocket Software in various IT leadership roles.
Second Quarter 2026 Results from Continuing Operations
Financial results of the Regulatory and Medical Writing business are reported as discontinued operations. The discussion in this earnings release presents the results of continuing operations and excludes amounts related to discontinued operations for all periods presented, unless otherwise noted. Refer to Note 4 "Divestiture and Discontinued Operation" in our Form 10-Q for the quarter ended June 30, 2026 for further details.
Total revenue for the second quarter of 2026 was $93.3 million, representing year-over-year growth of 1% on a reported basis. Software revenue for the second quarter of 2026 was $48.8 million, representing year-over-year growth of 4% on a reported basis. Services revenue for the second quarter of 2026 was $44.5 million, representing a year-over-year decrease of 3% on a reported basis.
Total Bookings for the second quarter of 2026 were $98.3 million, representing a year-over-year increase of 1%.
Software Bookings for the second quarter of 2026 were $50.7 million, representing a year-over-year increase of 9%.
Services Bookings for the second quarter of 2026 were $47.6 million, representing a year-over-year decrease of 6%.
Total cost of revenues for the second quarter of 2026 was $35.1 million, an increase of $0.8 million from $34.3 million in the second quarter of 2025. The increase in cost of revenues was primarily due to a $1.0 million increase in employee-related costs and a $0.9 million increase in professional and consulting expenses, partially offset by a decrease in equity-based compensation expense and other miscellaneous expenses.
Total operating expenses for the second quarter of 2026 were $58.3 million, which increased by $7.9 million from $50.4 million in the second quarter of 2025. Higher operating expenses were primarily attributable to a $5.7 million increase related to the remeasurement of the fair value of business acquisition contingent consideration, primarily due to the absence of a non-recurring favorable change recognized in the prior year that reduced expenses in that period, a $1.1 million increase in professional and consulting expenses, a $1.0 million increase in employee-related costs, a $0.8 million increase in depreciation expense, and a $0.6 million increase in executive recruiting expenses, partially offset by a decrease in equity-based compensation expense.

Net loss for the second quarter of 2026 was $6.1 million, compared to net income of $1.5 million in the second quarter of 2025. The $7.6 million increase in loss was primarily driven by higher operating expenses, including a $5.7 million increase related to the remeasurement of the fair value of acquisition-related contingent consideration, $1.1 million aggregate increase in executive recruiting and lease abandonment charges, increased total other expenses, and a higher cost of revenue, partially offset by lower tax expense and higher revenue.
Diluted loss per share for the second quarter of 2026 was $(0.04), as compared to diluted earnings per share of $0.01 for the second quarter of 2025.
Adjusted EBITDA for the second quarter of 2026 was $26.2 million compared to $27.0 million for the second quarter of 2025, a decrease of $0.8 million. See note (1) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted EBITDA.
Adjusted net income for the second quarter of 2026 was $12.5 million compared to $12.7 million for the second quarter of 2025, a decrease of $0.2 million. Adjusted diluted earnings per share for the second quarter of 2026 was $0.08, compared to $0.08 for the second quarter of 2025. See note (2) in the section titled “A Note on Non-GAAP Financial Measures” below for more information on adjusted net income and adjusted diluted earnings per share.

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Key Financials	(in millions, except per share data)
Revenue	$93.3	$92.4	$187.4	$184.5
Software revenue	$48.8	$46.7	$98.5	$93.1
Service revenue	$44.5	$45.7	$88.8	$91.4
Total bookings	$98.3	$97.4	$195.5	$195.7
Software bookings	$50.7	$46.6	$99.4	$87.3
Services bookings	$47.6	$50.8	$96.1	$108.4
Net income (loss)	$(6.1)	$1.5	$(17.9)	$3.0
Diluted earnings (loss) per share	$(0.04)	$0.01	$(0.11)	$0.02
Adjusted EBITDA	$26.2	$27.0	$52.9	$55.4
Adjusted net income	$12.5	$12.7	$21.6	$29.5
Adjusted diluted earnings per share	$0.08	$0.08	$0.14	$0.18
Cash and cash equivalents			$184.1	$162.3

2026 Financial Outlook
Certara is reaffirming its revenue growth and updating its adjusted EBITDA margin, adjusted diluted earnings per share, and fully diluted share guidance for the full year 2026, to reflect the divestiture of the Regulatory and Medical Writing business and Continuing Operations reporting:

•Revenue growth for Continuing Operations, excluding the Regulatory and Medical Writing business, is expected to be 0% to 4%, or revenue of $367 million to $382 million.

•Full year 2026 adjusted EBITDA margin for Continuing Operations, excluding the Regulatory and Medical writing business, is expected to be approximately 29% to 31%.

•Full year adjusted diluted earnings per share for Continuing Operations, excluding the Regulatory and Medical Writing business is expected to be in the range of $0.31 to $0.36.

•Fully diluted shares are expected to be in the range of 155 million to 157 million.

Financial results of the Regulatory and Medical Writing business will be reported as discontinued operations for 2026. Through the transaction closing on May 8, 2026, the year-to-date discontinued operations Revenue was $19.2 million.
In the second quarter, the Company repurchased $17.4 million in shares, which completed a $100 million share repurchase program under terms previously authorized by the Board. In the third quarter, the Board approved an additional $50 million under the share repurchase program, reflecting the Company’s continued confidence in the business and its disciplined approach to capital allocation. The program does not have an express expiration date, and all repurchase plans must be brought in advance to the Board.
Please note that the Company has not reconciled adjusted EBITDA, adjusted EBITDA margin or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. The Company expects the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Webcast and Conference Call Details
Certara will host a conference call today, August 4, 2026, at 8:30 a.m. ET to discuss its second quarter 2026 financial results. Investors interested in listening to the conference call are required to register online in advance of the call. A live and archived webcast of the event will be available on the “Investors” section of the Certara website at https://ir.certara.com.

About Certara
Certara accelerates medicines using biosimulation software, technology and services to transform traditional drug discovery and development. Its clients include more than 2,600 biopharmaceutical companies, academic institutions, and regulatory agencies across 70 countries.
Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.
Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s full-year guidance. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including our ability to realize the expected benefits of the divestiture of our regulatory and medical writing business; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery and development; our ability to compete within our market; changes or delays in government regulation relating to the biopharmaceutical industry; trends in research and development spending; operational disruptions, funding constraints and policy changes at the Food and Drug Administration and other government agencies; consolidation within the biopharmaceutical industry; our ability to increase successfully our customer base, expand relationships and the products and services we provide and enter new markets; our ability to retain key personnel or recruit additional qualified personnel; risks related to the mischaracterization of our independent contractors; any delays or defects in our release of new or enhanced software or other biosimulation tools; issues relating to implementation, use and development of artificial intelligence and machine learning in our products and services; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by our existing customers; risks related to our contracts with government customers and receipt of government grants; risks related to any future acquisitions and other strategic transactions; the accuracy of our addressable market estimates; our ability to operate successfully a global business and adverse global economic conditions; our ability to comply with applicable trade compliance and economic sanctions laws and regulations; the impact of litigation; the sufficiency of our insurance coverage; our ability to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; our ability to raise capital or generate sufficient cash flows; the ability or inability of our bookings to accurately predict our future revenue and our ability to realize the anticipated revenue reflected in our bookings; our ability to comply with anti-corruption laws; risks related to catastrophic events; the application of evolving corporate governance and public disclosure requirements; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity or interference with our use; any unauthorized access to or use of customer or other proprietary or confidential data or other breach of our cybersecurity measures, compliance with privacy and cybersecurity laws and related contractual requirements; our ability to reliably meet our data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing our use of third-party open source software; our ability to adequately enforce or defend our ownership and use of our intellectual property and other proprietary rights; any allegations that we are infringing, misappropriating or otherwise violating a third party’s intellectual property rights; our ability to comply with healthcare laws; risks related to our indebtedness; any additional impairment of goodwill or other intangible assets; our ability to use net operating losses; the volatility of the market price of our common stock; future sales of our common stock by existing stockholders; the substantial holdings of our largest stockholder; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on February 26, 2026, and subsequent reports filed with the SEC. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.

A Note on Non-GAAP Financial Measures
This press release contains “non-GAAP measures” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share which are not recognized terms under GAAP. These measures should not be considered as alternatives to net income (loss), net income (loss) margin, or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business. The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
You should refer to the footnotes below as well as the “Reconciliation of Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.
Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, such as adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.
Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss) and adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods. In addition, these non-GAAP measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.
(1) Adjusted EBITDA represents net income (loss) excluding interest expense, provision for (benefit from) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense and other items not indicative of our ongoing operating performance. Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(2) Adjusted net income and adjusted diluted earnings per share exclude the effect of equity-based compensation expense, amortization of acquisition-related intangible assets, goodwill impairment, change in fair value of contingent consideration, acquisition and integration expense, and other items not indicative of our ongoing operating performance as well as income tax provision adjustment for such charges.
In evaluating adjusted EBITDA, adjusted EBITDA margin, adjusted net income, and adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Investor Relations and Media Contact:
Jeff Warren and Jay Liu
ir@certara.com

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	2026	2025	2026	2025

Total revenue	$93,271	$92,356	$187,363	$184,455
Cost of revenues	35,122	34,285	69,794	69,005
Operating expenses:
Sales and marketing	14,978	13,658	27,928	26,044
Research and development	9,705	8,972	21,991	19,494
General and administrative	21,933	16,700	50,875	35,985
Depreciation and amortization	11,729	11,070	23,235	21,961
Total operating expenses	58,345	50,400	124,029	103,484
Income (loss) from operations	(196)	7,671	(6,460)	11,966
Other income (expenses):
Interest expense	(4,987)	(4,802)	(9,928)	(9,608)
Net other income (expenses)	(1,205)	1,501	96	3,226
Total other expenses	(6,192)	(3,301)	(9,832)	(6,382)
Income (loss) before income taxes	(6,388)	4,370	(16,292)	5,584
Provision (benefits) for income taxes on continuing operations	(307)	2,874	1,614	2,583
income (loss) from continuing operations, net of tax	(6,081)	1,496	(17,906)	3,001
Loss from discontinued operations, net of tax	(49,189)	(3,464)	(46,127)	(226)
Net income (loss) attributable to common stockholders	$(55,270)	$(1,968)	$(64,033)	$2,775
Net income (loss) per share attributable to common stockholders:
Basic - Earnings (loss) per common share from continuing operations	$(0.04)	$0.01	$(0.11)	$0.02
Basic - Earnings (loss) per common share from discontinued operations	$(0.32)	$(0.02)	$(0.30)	$—
Basic - Earnings (loss) per common share	$(0.36)	$(0.01)	$(0.41)	$0.02

Diluted - Earnings (loss) per common share from continuing operations	$(0.04)	$0.01	$(0.11)	$0.02
Diluted - Earnings (loss) per common share from discontinued operations	$(0.32)	$(0.02)	$(0.30)	$—
Diluted - Earnings (loss) per common share	$(0.36)	$(0.01)	$(0.41)	$0.02
Weighted average common shares outstanding:
Basic	154,356,779	160,916,057	156,046,326	160,955,936
Diluted	154,356,779	161,849,002	156,046,326	161,601,024

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AND SHARE DATA)	JUNE 30, 2026	DECEMBER 31, 2025
Assets
Current assets:
Cash and cash equivalents	$184,138	$189,392
Accounts receivable, net of allowances for credit losses of $1,940 and $2,235 respectively	100,759	101,574
Prepaid expenses and other current assets	27,289	21,887
Current assets of discontinued operations	—	2,266
Total current assets	312,186	315,119
Other assets:
Property and equipment, net	1,673	1,805
Operating lease right-of-use assets	8,952	11,840
Goodwill	718,125	745,056
Intangible assets, net of accumulated amortization of $345,829 and $415,804 respectively	345,207	361,835
Deferred income taxes	11,115	3,856
Other long-term assets	2,540	1,509
Other assets of discontinued operations	—	115,562
Total assets	$1,399,798	$1,556,582
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,723	$3,040
Accrued expenses	36,211	59,658
Current portion of deferred revenue	77,341	75,398
Current portion of long-term debt	2,963	2,963
Other current liabilities	3,161	4,365
Current liabilities of discontinued operations	—	7,961
Total current liabilities	122,399	153,385
Long-term liabilities:
Deferred revenue, net of current portion	2,704	2,350
Deferred income taxes	8,947	34,366
Operating lease liabilities, net of current portion	6,945	8,438
Long-term debt, net of current portion and debt discount	288,876	290,131
Other long-term liabilities	3,412	5,117
Total liabilities	433,283	493,787
Commitments and contingencies
Stockholders' equity
Preferred shares, $0.01 par value, 50,000,000 shares authorized; no shares issued, and outstanding as of June 30, 2026 and December 31, 2025, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized, 166,959,761 and 164,005,450 shares issued as of June 30, 2026 and December 31, 2025; 152,499,023 and 159,139,562 shares outstanding as of June 30,2026 and December 31, 2025, respectively	1,671	1,641
Additional paid-in capital	1,277,660	1,255,653
Accumulated deficit	(193,909)	(129,876)
Accumulated other comprehensive income	9,057	2,040
Treasury stock at cost, 14,460,738 and 4,865,888 shares at June 30, 2026 and December 31, 2025, respectively	(127,964)	(66,663)
Total stockholders' equity	966,515	1,062,795
Total liabilities and stockholders' equity	$1,399,798	$1,556,582

CERTARA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS)	2026	2025
Cash flows from operating activities:
Net income (loss) from continuing operations	$(17,906)	$3,001
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,342	31,271
Amortization of debt issuance costs	270	289
Provision for credit losses	(22)	401
Equity-based compensation expense	13,414	15,315
Change in fair value of contingent considerations	7,230	(5,901)
Deferred income taxes	(8,698)	(1,969)
Changes in assets and liabilities:
Accounts receivable	8,231	5,575
Prepaid expenses and other assets	(5,622)	5,873
Accounts payable, accrued expenses, and other liabilities	(15,682)	(19,487)
Deferred revenues	2,041	(9,863)
Other operating activities, net	(14)	(1,176)
Cash provided by operating activities - continuing operations	15,584	23,329
Cash provided by operating activities - discontinued operations	6,148	11,865
Net cash provided by operating activities	21,732	35,194
Cash flows from investing activities:
Capital expenditures	(1,252)	(536)
Capitalized software development costs	(13,223)	(12,199)
Cash used in investing activities - continuing operations	(14,475)	(12,735)
Cash provided by investing activities - discontinued operations	69,435	—
Net cash provided (used) in investing activities	54,960	(12,735)
Cash flows from financing activities:
Payments on long-term debt	(1,481)	(1,500)
Common stock repurchase program	(57,389)	(25,000)
Payments for business acquisition related contingent consideration	(20,121)	(13,230)
Payment of taxes on shares withheld for employee taxes	(3,339)	(4,960)
Net cash used in financing activities	(82,330)	(44,690)
Effect of foreign exchange rate on cash and cash equivalents	384	5,314
Net decrease in cash and cash equivalents	(5,254)	(16,917)
Cash and cash equivalents at beginning of period	189,392	179,183
Cash and cash equivalents at end of period	$184,138	$162,266

NON-GAAP FINANCIAL MEASURES
The following table reconciles net income (loss) from continuing operations to Adjusted EBITDA:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
	(in thousands)
Net income (loss) from continuing operations(a)	$(6,081)	$1,496	$(17,906)	$3,001
Interest expense(a)	4,987	4,802	9,928	9,608
Interest income(a)	(943)	(1,243)	(2,069)	(2,885)
(Benefit from) Provision for income taxes(a)	(307)	2,874	1,614	2,583
Intangible asset amortization and fixed assets depreciation(a)	16,329	15,733	32,342	31,271
Currency (gain) loss(a)	2,358	(577)	2,418	(639)
Equity-based compensation expense(b)	6,094	8,245	13,414	15,315
Change in fair value of contingent consideration(d)	—	(5,722)	7,230	(5,901)
Acquisition-related (income) expenses(e)	(132)	428	(114)	1,304
Reorganization expense(f)	3,182	934	4,187	1,085
Loss (gain) on disposal of fixed assets(g)	(24)	(1)	(14)	5
Executive recruiting expense(h)	735	—	1,851	661

Adjusted EBITDA	$26,198	$26,969	$52,881	$55,408

The following table reconciles net income (loss) from continuing operations to adjusted net income:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
	( in thousands)
Net income (loss) from continuing operations(a)	$(6,081)	$1,496	$(17,906)	$3,001
Currency (gain) loss(a)	2,358	(577)	2,418	(639)
Equity-based compensation expense(b)	6,094	8,245	13,414	15,315
Amortization of acquisition-related intangible assets(c)	10,849	10,947	21,640	21,938
Change in fair value of contingent consideration(d)	—	(5,722)	7,230	(5,901)
Acquisition-related (income) expenses(e)	(132)	428	(114)	1,304
Reorganization expense(f)	3,182	934	4,187	1,085
Loss (gain) on disposal of fixed assets(g)	(24)	(1)	(14)	5
Executive recruiting expense(h)	735	—	1,851	661
Income tax expense impact of adjustments(i)	(4,441)	(3,023)	(11,132)	(7,319)

Adjusted net income	$12,540	$12,727	$21,574	$29,450

The following tables reconciles diluted earnings per share from continuing operations to adjusted diluted earnings per share:

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025

Diluted earnings per share from continuing operations (a)	$(0.04)	$0.01	$(0.11)	$0.02
Currency (gain) loss(a)	0.02	-	0.02	-
Equity-based compensation expense(b)	0.04	0.05	0.08	0.09
Amortization of acquisition-related intangible assets(c)	0.07	0.07	0.13	0.14
Change in fair value of contingent consideration(d)	-	(0.04)	0.05	(0.04)
Acquisition-related expenses(e)	-	-	-	0.01
Reorganization expense(f)	0.02	0.01	0.03	0.01
Loss (gain) on disposal of fixed assets(g)	-	-	-	-
Executive recruiting expense(h)	-	-	0.01	-
Income tax expense impact of adjustments(i)	(0.03)	(0.02)	(0.07)	(0.05)

Adjusted diluted earnings per share	$0.08	$0.08	$0.14	$0.18

Basic weighted average common shares outstanding	154,356,779	160,916,057	156,046,326	160,955,936
Effect of potentially dilutive shares outstanding (j)	595,507	932,945	433,412	645,088
Adjusted diluted weighted average common shares outstanding	154,952,286	161,849,002	156,479,738	161,601,024

(a)    Represents a measure determined under GAAP.
(b)    Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)    Represents amortization costs associated with acquired intangible assets in connection with business acquisitions.
(d)    Represents expense associated with fair value adjustment or adjustment of contingent consideration of business acquisition.
(e)    Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.

(f) Represents expenses related to reorganization, including legal entity reorganization and lease abandonment costs associated with the evaluation of our office space footprint.
(g)    Represents the gain/loss related to disposal of fixed assets.
(h)    Represents recruiting, relocation expenses, and retention costs related to senior executives.
(i)    Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(j)    Represents potentially dilutive shares that were included from our GAAP diluted weighted average common shares outstanding.